UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2014

MEDIABISTRO INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, CT 06854

(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 2, 2014, Mediabistro Inc. (the “Company”) received a letter from the Nasdaq Stock Market indicating that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain a minimum of $2.5 million in stockholders’ equity for continued listing. Due to its inability to regain compliance with this listing standard, on May 22, 2014, the Company notified the Nasdaq Stock Market of its intent to delist its securities from the Nasdaq Capital Market by filing a Form 25 with the Securities and Exchange Commission on or before June 6, 2014.

In connection with its delisting from Nasdaq, the Company intends to list its common stock on the OTCQX operated by OTC Markets Group Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.	Press Release dated May 22, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDIABISTRO.COM INC.

Date: May 22, 2014
/s/ Alan M. Meckler
Alan M. Meckler
Chairman and Chief Executive Officer